Exhibit 10.5

EXECUTION COPY

COLLATERAL ADMINISTRATION AGREEMENT

This COLLATERAL ADMINISTRATION AGREEMENT, dated as of June 18, 2013 (the "Agreement") is entered into by and among KCAP SENIOR FUNDING I, LLC, a Delaware limited liability company (the "Issuer"), KCAP FINANCIAL, INC., a Delaware limited liability company, as Collateral Manager (as that term is defined in the Indenture referred to herein, together with any successor Collateral Manager under the Indenture, the "Collateral Manager"), and U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”), acting as collateral administrator under and for purposes of this Agreement (in such capacity, and together with any successor Collateral Administrator hereunder, the "Collateral Administrator").

WITNESSETH:

WHEREAS, the Issuer intends to issue Class A-1 Notes, Class B-1 Notes, Class C-1 Notes, Class D-1 Notes and Subordinated Notes (collectively, the “Notes”), each as further described in the Indenture defined below;

WHEREAS, the Collateral Manager and the Issuer have entered into a Collateral Management Agreement dated as of June 18, 2013 (the “Collateral Management Agreement”) pursuant to which the Collateral Manager provides certain services relating to the matters contemplated by the Indenture;

WHEREAS, pursuant to the terms of the Indenture dated as of June 18, 2013 (the “Indenture”) by and among the Issuer and U.S. Bank, as trustee (in such capacity, the “Trustee”), the Issuer has pledged certain Collateral Obligations, Eligible Investments, Equity Securities and certain other collateral (all as set forth in the Indenture) (sometimes collectively referred to herein as, the "Collateral") as security for the Notes;

WHEREAS, the Issuer wishes to engage U.S. Bank (i) to act as Collateral Administrator, and thereby to engage it to perform certain administrative duties with respect to the Collateral pursuant to the terms of this Agreement and (ii) to act as the Information Agent pursuant to the terms of this Agreement; and

WHEREAS, U.S. Bank is prepared to perform as Collateral Administrator certain specified obligations of the Issuer, or the Collateral Manager on its behalf, under the Indenture (and certain other services) as specified herein, upon and subject to the terms of this Agreement (but without assuming the obligations and liabilities of the Issuer or the Collateral Manager under the Indenture or the Collateral Management Agreement).

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.   Definitions. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Indenture.

2.   Powers and Duties of Collateral Administrator.

(a)          U.S. Bank shall act as Collateral Administrator pursuant to the terms of this Agreement, until U.S. Bank's resignation or removal as Collateral Administrator pursuant to Section 7 hereof or until termination of this Agreement pursuant to Section 6 hereof. In such capacity, the Collateral Administrator shall assist the Issuer and the Collateral Manager in connection with monitoring the Collateral by maintaining a database of certain characteristics of the Collateral on an ongoing basis, and in providing to the Issuer and the Collateral Manager certain reports, schedules and calculations, all as more particularly described in Section 2(b) below (in each case in such form and content, and in such greater detail, as may be mutually agreed upon by the parties hereto from time to time and as may be required by the Indenture), based upon information and data received from the Issuer and/or the Collateral Manager, which reports, schedules and calculations the Issuer, or the Collateral Manager on its behalf, is required to prepare and deliver (or which are necessary to be performed in order that certain reports, schedules and calculations can be performed as required) under Section 10.6 and 7.18 of the Indenture. U.S. Bank’s duties and authority to act as Collateral Administrator hereunder are limited to the duties and authority specifically set forth in this Agreement. By entering into, or performing its duties under, this Agreement, the Collateral Administrator shall not be deemed to assume any obligations or liabilities of the Issuer under the Indenture, or of the Collateral Manager under the Collateral Management Agreement or the Indenture, and nothing herein contained shall be deemed to release, terminate, discharge, limit, reduce, diminish, modify, amend or otherwise alter in any respect the duties, obligations or liabilities of the Issuer, the Collateral Manager or the Trustee under or pursuant to the Indenture or of the Collateral Manager under or pursuant to the Collateral Management Agreement.

(b)          The Collateral Administrator shall perform the following general functions from time to time:

(i)          Within 30 days after the Closing Date, create a collateral database with respect to the Collateral that is part of the trust estate Granted to the Trustee from time to time, comprised of the Collateral Obligations and Equity Securities credited to the Accounts from time to time and Eligible Investments in which amounts held in the Accounts may be invested from time to time, as provided in this Agreement (the "Collateral Database");

(ii)         Update the Collateral Database promptly for changes, including for ratings changes, and to reflect the sale or other disposition of the Collateral Obligations, Equity Securities and Eligible Investments included in the Collateral and the addition to the trust estate of additional Collateral Obligations, Equity Securities and Eligible Investments from time to time, in each case based upon, and to the extent of, information furnished to the Collateral Administrator by the Issuer, Trustee, or Collateral Manager as may be reasonably required by the Collateral Administrator from time to time;

(iii)        Track the receipt and daily allocation to the Accounts of Interest Proceeds and Principal Proceeds and any withdrawals therefrom and, on each Business Day, provide to the Collateral Manager daily reports reflecting such actions to the Accounts as of the close of business on the preceding Business Day;

(iv)        Prepare, on behalf of the Issuer, and arrange for delivery in accordance with the Indenture within the time frames stated therein, (A) the Monthly Report pursuant to the terms of Section 10.6(a) of the Indenture (and cooperate with the Collateral Manager, on behalf of the Issuer, in connection with the comparison of information and discrepancies, if any, required under the last paragraph of said Section 10.6(a) of the Indenture) (B) the Distribution Report pursuant to Section 10.6(b) of the Indenture and (C) the Effective Date Report pursuant to Section 7.18(c) of the Indenture (and cooperate with the Collateral Manager and the Trustee in connection with the resolution of any discrepancy between the Effective Date Report and Effective Date Accountant’s Report;

(v)         Reasonably cooperate with the Independent certified public accountants appointed by the Issuer in the preparation by such accountants of the reports required under Sections 7.18 and 10.8 of the Indenture;

(vi)        Reasonably cooperate with the Issuer and the Collateral Manager in providing the Rating Agencies with such additional information as may be reasonably requested by the Rating Agencies and that can be provided without unreasonable burden or expense;

(vii)       Provide other such information with respect to the Collateral Granted to the Trustee and not released from the trust estate as may be routinely maintained by the Collateral Administrator in performing its ordinary Trustee function pursuant to the Indenture (so long as it shall also serve as Trustee under the Indenture), or as may be required by the Indenture, as the Issuer or Collateral Manager may reasonably request from time to time; and

(viii) Following the Effective Date and in connection with the preparation of the Monthly Reports and upon the request of the Collateral Manager, run the computer model setting forth the S&P CDO Monitor provided to the Collateral Administrator by S&P or the Collateral Manager.

(c)          After the Effective Date, so long as the Reinvestment Period remains in effect, upon and subject to the written request of the Collateral Manager on any Business Day and within three hours after the Collateral Administrator's receipt of such request (provided such request is received by 12:00 Noon (Boston, Massachusetts time) on such date (otherwise such request will be deemed made on the next succeeding Business Day), the Collateral Administrator shall perform the following functions: (A) as of the date the Collateral Manager commits on behalf of the Issuer to purchase substitute Collateral Obligations to be included in the Collateral as Collateral Obligations and (B) as of the date of such request, for the purpose of evaluating the inclusion of proposed substitute Collateral Obligations, perform a pro forma calculation of the tests and other requirements constituting the Investment Criteria set forth in Section 12.2 of the Indenture, in each case, based upon information contained in the Collateral Database and information furnished by the Issuer or the Collateral Manager as to the proposed substitute Collateral Obligations, compare the results thereof against the applicable requirements set forth in said Section 12.2 and report the results thereof to the Collateral Manager in a mutually agreed format.

(d)          After the Effective Date, so long as no Restricted Trading Period exists, upon the Collateral Administrator's receipt on any Business Day of written notification from the Collateral Manager of its intent to sell certain Collateral Obligations pursuant to Section 12.1(g) of the Indenture and requesting that the Collateral Administrator make the following determinations, the Collateral Administrator shall determine, within three hours after the Collateral Administrator's receipt of such request (provided such request is received by no later than 12:00 P.M. (Boston, Massachusetts time) on such date; and otherwise such request will be deemed to be made on the next succeeding Business Day) whether, for sales of Collateral Obligations to be sold pursuant to Section 12.1(g) of the Indenture, the Aggregate Principal Balance of such proposed sale together with all other Collateral Obligations sold pursuant to Section 12.1(g) of the Indenture during the twelve (12) month period immediately prior to such sale (or for the first twelve calendar months after the Closing Date), exceeds 20% of the Collateral Principal Amount as of the first day of such twelve (12) calendar month period (or as of the Closing Date, as the case may be) and report the results thereof to the Collateral Manager in a mutually agreed format.

(e)          The Collateral Manager shall cooperate with the Collateral Administrator in connection with the preparation by the Collateral Administrator of the Monthly Reports, the Distribution Reports, the Effective Date Report and the calculations set forth in Section 2 hereof. Without limiting the generality of the foregoing, the Collateral Manager shall supply in a timely fashion any information maintained by it that the Collateral Administrator may from time to time request with respect to the Collateral and reasonably need to complete the reports and certificates required to be prepared by the Collateral Administrator hereunder or required to permit the Collateral Administrator to perform its obligations hereunder, including without limitation, the Market Value of a Collateral Obligation to the extent required by the Indenture and any other information that may be reasonably required under the Indenture with respect to, or as to the designation of, a Defaulted Obligation (including notifying the Collateral Administrator promptly upon a Collateral Obligation becoming a Defaulted Obligation), Current Pay Obligation, Credit Improved Obligation, Discount Obligation, Deferrable Obligation and Credit Risk Obligations. The Collateral Manager shall review and verify the contents of the aforesaid reports, instructions, statements and certificates and shall send such reports, instructions, statements and certificates to the Issuer for execution.

(f)          If, in performing its duties under this Agreement, the Collateral Administrator is required to decide between alternative courses of action, the Collateral Administrator may request written instructions from the Collateral Manager, acting on behalf of the Issuer, as to the course of action desired by it. If the Collateral Administrator does not receive such instructions within two Business Days after it has requested them, the Collateral Administrator may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Administrator shall act in accordance with instructions received after such two-day period except to the extent it has already taken, or committed itself to take action inconsistent with such instructions. The Collateral Administrator shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

(g)          To the extent of any ambiguity in the interpretation of any definition or term contained herein or the Indenture or to the extent more than one methodology can be used to make any of the determinations or calculations set forth herein, the Collateral Administrator shall request direction from the Collateral Manager as to the resolution of such ambiguity with respect to the interpretation and/or methodology to be used, and the Collateral Administrator shall follow such direction and shall be entitled to conclusively rely thereon without any responsibility or liability therefor.

(h)          Nothing herein shall prevent the Collateral Administrator or any of its Affiliates from engaging in other businesses or from rendering services of any kind to any Person.

2A.         17g-5 Information.

(a)          The Issuer hereby appoints the Collateral Administrator to act as the Information Agent.

(b)          The sole duty of the Information Agent shall be to (y) forward or cause to be forwarded via email the following information to the extent that any such item is delivered to it via electronic mail to the email address and in the manner provided for in this Section 2A, the following items (collectively hereinafter referred to as the “Information”) and (z) deliver such Information to each of Moody’s and S&P at the addresses provided in Section 14.3 of the Indenture:

(i)          Event of Default or acceleration notices required to be provided to the Rating Agencies pursuant to Article V of the Indenture;

(ii)         Reports, information or statements required to be provided to the Rating Agencies pursuant to Article X of the Indenture;

(iii)        Any notices, information, requests or responses required to be delivered by the Issuer or the Trustee to the Rating Agencies pursuant to the Indenture;

(iv)        Copies of amendments or supplements to the Indenture and amendments to this Collateral Administration Agreement, the Collateral Management Agreement and the Securities Account Control Agreement, in each case, provided by or on behalf of the Issuer to the Information Agent; and

(v)         Any additional items provided by the Issuer, the Trustee or the Collateral Manager to the Information Agent pursuant to Section 14.17 of the Indenture for posting to the 17g-5 Website.

Notwithstanding anything herein or any other document to the contrary, in no event shall the Information Agent be responsible for posting any information other than the Information in accordance herewith.

(c)          The Issuer shall be responsible for posting (or causing to posted) all of the 17g-5 Information and any other information on the 17g-5 Website other than the Information delivered to the Information Agent.

(d)          The Information Agent shall forward the foregoing information to the Issuer Website on the same Business Day of receipt, provided that such information is received by it by 12:00 p.m. (eastern time) or, if received after 12:00 p.m. (eastern time), on the next Business Day. The Information Agent shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction, or otherwise is or is not anything other than what, it purports to be. In the event that any information is delivered or posted in error, the Information Agent may request that it be removed from the 17g-5 Website. Except to the extent such information is prepared by the Trustee in accordance with the Indenture (and the Trustee and Collateral Administrator are the same entity), neither the Trustee nor the Information Agent (acting in such capacity) shall be deemed to have obtained actual knowledge of any information solely by receipt and posting to the 17g-5 Website. The Information Agent shall promptly post all Information it receives in accordance with this Section in the manner required by Section 2A(f), subject to Section 2A(b) hereof.

(e)          The parties hereto agree that any Information required to be provided to the Information Agent under the Indenture or under this Agreement shall be sent to the Information Agent at the following e-mail address: KCAPSeniorFundingILLC.17g-5.Information@usbank.com], with (i) the subject line referring to “17g-5 Information” and “KCAP Senior Funding I, LLC” (or such other e-mail address or subject line specified by the Information Agent in writing to the Issuer and the Collateral Manager) and (ii) an indication of the type of Information being provided in the body of such e-mail. All e-mails sent to the Information Agent pursuant to this Agreement or the Indenture shall only contain the Information and no other information, documents requests or communications. Each e-mail sent to the Information Agent pursuant to this Agreement or the Indenture failing to be sent to the e-mail address or which does not contain a subject line conforming to the requirements of the first sentence of this Section 2A(f) shall be deemed incomplete and the Information Agent shall have no obligations with respect thereto.

(f)          The Information Agent shall not be responsible for and shall not be in default hereunder or under the Indenture, or incur any liability for any act or omission, failure, error, malfunction or delays in carrying out any of its duties which results from (i) the Issuer’s, Collateral Manager’s or any other party’s failure to deliver all or a portion of the Information to the Information Agent; (ii) defects in the Information supplied by the Issuer, the Collateral Manager or any other party to the Information Agent; (iii) the Information Agent acting in accordance with Information prepared or supplied by any party; (iv) the failure or malfunction of the 17g-5 Website; or (v) any other circumstances beyond the reasonable control of the Information Agent. The Information Agent shall be under no obligation to make any determination as to the veracity or applicability of any Information provided to it hereunder, or whether any such Information is required to be maintained on the 17g-5 Website pursuant to the Indenture or under Rule 17g-5 promulgated under the Securities and Exchange Act of 1934, as amended (or any successor provision to such rule) (the “Rule”).

(h)          In no event shall the Information Agent be deemed to make any representation in respect of the content of the 17g-5 Website or compliance of the 17g-5 Website with the Indenture, the Rule, or any other law or regulation.

(i)          The Information Agent shall not be responsible or liable for the dissemination of any identification numbers or passwords for the 17g-5 Website, including by the Issuer, the Rating Agencies, the NRSROs, any of their agents or any other party. Additionally, the Information Agent shall not be liable for the use of any information posted on the 17g-5 Website, whether by the Issuer, the Collateral Manager, the Rating Agencies, the NRSROs or any other third party that may gain access to the 17g-5 Website or the information posted thereon.

(j)          In no event shall the Information Agent be responsible for creating or maintaining the 17g-5 Website. The Information Agent shall have no liability for any failure, error, malfunction, delay, or other circumstances beyond the reasonable control of the Information Agent, associated with the 17g-5 Website.

(k)          The Information Agent shall have no obligation to engage in or respond to any oral communications, in connection with the initial credit rating of the Notes or the credit rating surveillance of the Notes, with any Rating Agency or any of their respective officers, directors, employees, agents or attorneys.

(l)          To the extent the entity acting as the Collateral Administrator is also acting as the Information Agent, the rights, privileges, immunities and indemnities of the Collateral Administrator set forth herein and the Indenture shall also apply to it in its capacity as the Information Agent.

3.   Compensation. The Issuer agrees to pay, and the Collateral Administrator shall be entitled to receive compensation for, and reimbursement for expenses in connection with, the Collateral Administrator's performance of the duties called for herein (including for avoidance of doubt, its duties as Information Agent); provided that such amounts will be payable solely from and pursuant to Section 11.1 of the Indenture.

4.   Limitation of Responsibility of the Collateral Administrator; Indemnification.

(a)          The Collateral Administrator will have no responsibility under this Agreement other than to render the services expressly called for hereunder in good faith and without willful misfeasance, gross negligence or reckless disregard of its duties hereunder. The Collateral Administrator shall incur no liability to anyone in acting upon any signature, instrument, statement, notice, resolution, request, direction, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Collateral Administrator may exercise any of its rights or powers hereunder or perform any of its duties hereunder either directly or, upon notice to the Collateral Manager, by or through agents or attorneys, and the Collateral Administrator shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed hereunder with due care by it. Neither the Collateral Administrator nor any of its affiliates, directors, officers, shareholders, agents or employees will be liable to the Collateral Manager, the Issuer or any other Person, except by reason of acts or omissions by the Collateral Administrator constituting bad faith, willful misfeasance, gross negligence or reckless disregard of the Collateral Administrator's duties hereunder. The Collateral Administrator shall in no event have any liability for the actions or omissions of the Issuer, the Collateral Manager or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Issuer, the Collateral Manager or another Person (other than the Trustee, if the same entity shall be serving as Trustee and Collateral Administrator hereunder) except to the extent that such inaccuracies or errors are caused by the Collateral Administrator's own bad faith, willful misfeasance, gross negligence or reckless disregard of its duties hereunder. The Collateral Administrator shall not be liable for failing to perform or delay in performing its specified duties hereunder which results from or is caused by a failure or delay on the part of the Issuer, the Collateral Manager or another Person (other than the Trustee, if the same entity shall be serving as Trustee and Collateral Administrator hereunder) in furnishing necessary, timely and accurate information to the Collateral Administrator. The duties and obligations of the Collateral Administrator and its employees or agents shall be determined solely by the express provisions of this Agreement and they shall not be under any obligation or duty except for the performance of such duties and obligations as are specifically set forth herein, and no implied covenants shall be read into this Agreement against them. The Collateral Administrator may consult with counsel and shall be protected in any action reasonably taken in good faith in accordance with the advice of such counsel.

(b)          The Collateral Administrator may rely conclusively on any notice, certificate or other document (including, without limitation, telecopier or other electronically transmitted instructions, documents or information) furnished to it hereunder and reasonably believed by it in good faith to be genuine. The Collateral Administrator shall not be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action. The Collateral Administrator shall not be bound to make any investigation into the facts or matters stated in any certificate, report or other document; provided, however, that, if the form thereof is prescribed by this Agreement, the Collateral Administrator shall examine the same to determine whether it conforms on its face to the requirements hereof. The Collateral Administrator shall not be deemed to have knowledge or notice of any matter unless actually known to a Trust Officer working in its Corporate Trust Services Division/CDO Department (or successor group). Under no circumstances shall the Collateral Administrator be liable for indirect, punitive, special or consequential damages under or pursuant to this Agreement, its duties or obligations hereunder or arising out of or relating to the subject matter hereof. It is expressly acknowledged by the Issuer and the Collateral Manager that application and performance by the Collateral Administrator of its various duties hereunder (including recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data and information provided to it by the Collateral Manager (and/or the Issuer) with respect to the Collateral, and the Collateral Administrator shall have no responsibility for the accuracy of any such information or data provided to it by such persons. Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Administrator to verify, investigate or audit any such information or data (except to the extent any such information provided is patently incorrect or inconsistent with any proximally received information or instruction, in which case the Collateral Administrator shall investigate any such information), or to determine or monitor on an independent basis whether any issuer of the Collateral is in default or in compliance with the underlying documents governing or securing such securities, from time to time, the role of the Collateral Administrator hereunder being solely to perform certain mathematical computations and data comparisons as provided herein. For purposes of monitoring changes in ratings, the Collateral Administrator shall be entitled to use and rely (in good faith) exclusively upon a single electronic financial information reporting services selected by the Collateral Administrator with due care (which for ratings by S&P may be www.standardandpoors.com or www.ratingsdirect.com) and shall have no liability for any inaccuracies in the information reported by, or other errors or omissions of, any such service. It is hereby expressly agreed that one such service (without implied limitation) is Bloomberg Financial Markets.

(c)          The Issuer shall, and hereby agrees to, reimburse, indemnify and hold harmless the Collateral Administrator and its affiliates, directors, officers, shareholders, agents and employees for and from any and all losses, damages, liabilities, demands, charges, costs, expenses (including the reasonable fees and expenses of counsel and other experts) and claims of any nature in respect of, or arising from any acts or omissions performed or omitted by the Collateral Administrator, its affiliates, directors, officers, shareholders, agents or employees pursuant to or in connection with the terms of this Agreement, or in the performance or observance of its duties or obligations under this Agreement; provided the same are in good faith and without willful misfeasance and/or gross negligence on the part of the Collateral Administrator or any of its affiliates, directors, officers, shareholders, agents or employees or without reckless disregard of its duties hereunder provided that such amounts will be payable solely from and pursuant to Section 11.1 of the Indenture.

(d)          Neither the Collateral Manager nor the Collateral Administrator, nor their respective affiliates, directors, officers, shareholders, agents or employees, shall be liable for any expenses, losses, damages, liabilities, demands, charges and claims of any nature (whether actual or consequential) suffered by the Issuer, the Collateral Administrator, the Collateral Manager, or any of their respective affiliates, directors, officers, shareholders, agents or employees except for such expenses, losses, damages, liabilities, demands, changes and claims that are the result of or caused by bad faith, willful misfeasance or gross negligence on its part, as the case may be, in the performance of or reckless disregard of, its duties under this Agreement.

(e)          Without limiting the generality of any terms of this Section 4, the Collateral Administrator shall have no liability for any failure, inability or unwillingness on the part of the Collateral Manager or Issuer (or Trustee, if not the same Person as the Collateral Administrator) to provide accurate and complete information on a timely basis to the Collateral Administrator, or otherwise on the part of any such party to comply with the terms of this Agreement, the Indenture or Collateral Management Agreement, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Administrator's part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(f)          Nothing herein shall obligate the Collateral Administrator to determine independently the characteristics or characterization (or to verify or evaluate the Collateral Manager’s characterization of) any Collateral, including whether any item of Collateral is Margin Stock, a a Defaulted Obligation, Current Pay Obligation, Credit Improved Obligation, Discount Obligation, Deferrable Obligation and Credit Risk Obligation, within the meaning of those terms in the Indenture, it being understood that any such determination shall be based exclusively upon notification the Collateral Administrator may receive from the Collateral Manager or from (or in its capacity as) the Trustee (based upon notices received by the Trustee from the issuer, or trustee or agent bank under an Underlying Instrument, or similar source).

(g)          Notwithstanding anything herein and without limiting the generality of any terms of this Section 4, the Collateral Administrator shall have no liability to the extent of any expense, loss, damage, demand, charge or claim resulting from or caused by events or circumstances beyond the reasonable control of the Collateral Administrator including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities markets, power or other mechanical or technological failures or interruptions, computer viruses, communications disruptions, work stoppages, natural disasters, fire, war, terrorism, riots, rebellions, or other similar acts.

5.   No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Issuer, the Collateral Administrator and the Collateral Manager members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

6.   Term. This Agreement shall continue in effect so long as the Indenture remains in effect with respect to the Notes, unless this Agreement has been previously terminated in accordance with Section 7 hereof.

7.   Termination.

(a)          This Agreement may be terminated without cause by any party upon not less than 90 days' written notice to the other parties.

If at any time prior to the payment in full of the obligations under the Notes U.S. Bank shall resign or be removed as Trustee under the Indenture, such resignation or removal shall be deemed a resignation or removal of the Collateral Administrator hereunder.

(b)          At the option of the Issuer, this Agreement may be terminated upon ten days' written notice of termination from the Issuer to the Collateral Administrator if any of the following events shall occur:

(i)          the Collateral Administrator shall default in any material respect in the performance of any of its duties under this Agreement and shall not cure such default within thirty days (or, if such default cannot be cured in such time, shall not have given within thirty days such assurance of cure as shall be reasonably satisfactory to the Issuer);

(ii)         a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Collateral Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, conservator, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Collateral Administrator or for any substantial part of its property, or order the winding up or liquidation of its affairs; or

(iii)        the Collateral Administrator shall commence a voluntary case under applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Collateral Administrator or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; shall fail generally to pay its debts as they become due; or permits or suffers all or substantially all of its properties or assets to be sequestered or attached by a court order and the order remains undismissed for 60 days.

If any of the events specified in clauses (ii) or (iii) of this Section 7 (b) shall occur, the Collateral Administrator shall give written notice thereof to the Collateral Manager and the Issuer within one Business Day after the occurrence of such event.

(c)          No removal or resignation of the Collateral Administrator shall be effective until the date as of which a successor collateral administrator reasonably acceptable to the Issuer shall have agreed in writing to assume all of the Collateral Administrator's duties and obligations pursuant to this Agreement and shall have executed and delivered an agreement in form and content reasonably satisfactory to the Issuer, the Collateral Manager and the Trustee. Upon any resignation or removal of the Collateral Administrator hereunder, the Issuer shall promptly, and in any case within thirty (30) days after the related notice of resignation or removal, appoint a qualified successor to act as collateral administrator hereunder and cause such successor collateral administrator to execute and deliver an agreement accepting such appointment as described in the preceding sentence. If the Issuer fails to appoint such a qualified successor which duly accepts its appointment by properly executing and delivering such an agreement within such time, the retiring Collateral Administrator shall be entitled to petition a court of competent jurisdiction for the appointment of a successor to serve as collateral administrator hereunder and shall be indemnified pursuant to Section 4(c) for the reasonable costs and expenses thereof.

(d)          Nothing herein shall obligate the Collateral Administrator (so long as the same Person is serving as Trustee under the Indenture and as Collateral Administrator hereunder) to take any action, or perform any duty, on its part as Collateral Administrator pursuant to the terms of this Agreement would be in conflict with or in violation of its duties or obligations as Trustee under the Indenture.

(e)          Any Person into which the Collateral Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Administrator shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Collateral Administrator, shall be the successor of the Collateral Administrator hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.

(f)          The Collateral Administrator shall provide notice of any such termination to the Rating Agencies.

8.   Representations and Warranties.

(a)          The Collateral Manager hereby represents and warrants to U.S. Bank and the Issuer as follows:

(i)          The Collateral Manager is a Delaware limited liability company and has the full limited liability company power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary limited liability company action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and the performance of all obligations imposed upon it hereunder. No consent of any other person including, without limitation, partners and creditors of the Collateral Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, except those that have been obtained, is required by the Collateral Manager in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder. This Agreement once executed by all parties hereto, constitutes the legal, valid and binding obligations of the Collateral Manager enforceable against the Collateral Manager in accordance with its terms subject, as to enforcement, (a) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors' rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Collateral Manager and (b) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(ii)         The execution, delivery and performance of this Agreement and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on the Collateral Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Manager, or the governing instruments of, or any securities or partnership interests issued by, the Collateral Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Manager is a party or by which the Collateral Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Collateral Manager and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

(b)          The Issuer hereby represents and warrants to the Collateral Administrator and the Collateral Manager as follows:

(i)          The Issuer is a Delaware limited liability company and has the full power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and the performance of all obligations imposed upon it hereunder. No consent of any other person including, without limitation, stockholders and creditors of the Issuer, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, except those that have been obtained, is required by the Issuer in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder. This Agreement, once executed by all parties hereto, constitutes the legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms subject, as to enforcement, (a) to the effect of bankruptcy. insolvency or similar laws affecting generally the enforcement of creditors' rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Issuer and (b) to general equitable principles (whether unenforceability of such principles is considered in a proceeding at law or in equity).

(ii)          The execution, delivery and performance of this Agreement and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on the Issuer, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Issuer, or the governing instruments of, or any securities issued by, the Issuer or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Issuer is a party or by which the Issuer or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Issuer and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

(c)          The Collateral Administrator hereby represents and warrants to the Collateral Manager and the Issuer as follows:

(i)          The Collateral Administrator is a national banking association duly organized, and validly existing under the laws of The United States of America and has full corporate power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other person including, without limitation, stockholders and creditors of the Collateral Administrator, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, except those that have been obtained, is required by the Collateral Administrator in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder. This Agreement, once executed by all parties hereto, constitutes the legal, valid and binding obligations of the Collateral Administrator enforceable against the Collateral Administrator in accordance with its terms subject, as to enforcement, (a) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors' rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Collateral Administrator and (b) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(ii)         The execution, delivery and performance of this Agreement and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on the Collateral Administrator, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Administrator, or the Amended and Restated Articles of Association or Amended and Restated Bylaws of the Collateral Administrator or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Administrator is a party or by which the Collateral Administrator or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Collateral Administrator and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

9.   Amendments; Instrument Under Seal. This Agreement may not be amended, changed, modified or terminated (except as otherwise expressly provided herein) except (i) by the Collateral Manager, the Issuer and the Collateral Administrator in writing and (ii) with prior written notice to the Rating Agencies. This Agreement is intended to take effect as an instrument under seal.

10.  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN CONFORMITY WITH THE LAWS OF THE STATE OF NEW YORK WITH RESPECT TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

11.  Notices. All notices, requests, directions and other communications permitted or required hereunder shall be in writing and shall be deemed to have been duly given when received.

If to the Collateral Administrator, to:

U.S. Bank National Association

Corporate Trust Services/CDO Department

One Federal Street, Third Floor

Boston, MA 02110

Ref: KCAP Senior Funding I, LLC

Facsimile: 855-225-6612

Email: KCAP.Senior.Funding@usbank.com

If to the Collateral Manager, to:

KCAP Financial, Inc.

295 Madison Avenue, 6th Floor

New York, NY 10017

Attention: Daniel Gilligan

Facsimile: 212-983-7654

Email: Gilligan@kcapinc.com

If to the Issuer, to:

KCAP Senior Funding I, LLC

295 Madison Avenue, 6th Floor

New York, NY 10017

Attention: Daniel Gilligan

Facsimile: 212-983-7654

Email: Gilligan@kcapinc.com

12.  Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the Collateral Manager, the Issuer and the Collateral Administrator; provided, however, that the Collateral Administrator may not assign (by operation of law or otherwise) its rights and obligations hereunder without the prior written consent of the Collateral Manager and the Issuer, and prior notice to the Rating Agencies, except that U.S. Bank as Collateral Administrator may delegate to, employ as agent, or otherwise cause any duty or obligation hereunder to be performed by, any direct or indirect wholly owned subsidiary of U.S. Bancorp or U.S. Bank National Association or its successors without the prior written consent of the Collateral Manager and the Issuer (provided that in such event U.S. Bank as Collateral Administrator shall remain responsible for the performance of its duties as Collateral Administrator hereunder); and the Collateral Administrator may perform duties through attorneys and agents as provided in Section 4(a) hereof.

13.  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by e-mail (.pdf) or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

14.  Conflict with the Indenture. If this Agreement shall require that any action be taken with respect to any matter and the Indenture shall require that a different action be taken with respect to such matter, and such actions shall be mutually exclusive, or if this Agreement should otherwise conflict with the Indenture, the provisions of the Indenture in respect thereof shall control.

15.  Subordination. The Collateral Administrator agrees that the payment of all amounts to which it is entitled pursuant to this Agreement shall be subordinated to the extent set forth in, and the Collateral Administrator agrees to be bound by the provisions of, the Indenture (as if it were a party to the Indenture, in the case of any successor Collateral Administrator that is not also serving as Trustee under the Indenture). Notwithstanding anything to the contrary contained herein, the obligations of the Issuer hereunder are limited recourse obligations of the Issuer payable solely from the Collateral and following realization of the Collateral, application of the proceeds thereof in accordance with the Priority of Payments under the Indenture and their reduction to zero, all obligations of and all claims against the Issuer for hereunder or arising in connection herewith shall be extinguished and shall not thereafter revive. Each of the other parties hereto further agrees that it will not have any recourse against the directors, officers, employees and agents of the Issuer for any such amounts. The Collateral Administrator consents to the assignment of this Agreement as provided in the granting clause of the Indenture. The provisions of this clause shall survive termination of this Agreement for any reason whatsoever.

16.  Survival. Notwithstanding any term herein to the contrary, all indemnifications set forth or provided for in this Agreement, together with Sections 15 and 17 of this Agreement, shall survive the terminations of this Agreement.

17.  No Petition in Bankruptcy. The Collateral Administrator and the Collateral Manager agree not to file or join in the filing of an involuntary petition in bankruptcy in any jurisdiction against the Issuer for the nonpayment of the Collateral Administrator's fees or other amounts payable by the Issuer under this Agreement until the payment in full of all Notes and the redemption of the Preferred Shares issued by the Issuer and the expiration of a period equal to the applicable preference period then in effect plus one (1) day following said payment. And in no circumstances will any of the other parties hereto seek to bring any action against any officer, director, employee, shareholder, incorporator, partner or affiliate of the Issuer for any amounts owing hereunder. The provisions of this clause shall survive termination of this Agreement for any reason whatsoever.

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IN WITNESS WHEREOF, the parties hereto have caused this Collateral Administration Agreement to be executed effective as of the day first above written.

KCAP Senior Funding I, LLC

By:
Name:
Title:

KCAP Financial, Inc.

By:
Name:
Title

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as
Collateral Administrator

By:
Name:
Title:

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